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                                EXHIBIT (23)(a)
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                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------


We consent to the incorporation by reference in this Registration Statement of CNB Bancshares, Inc. on Form S-4 of our report dated January 25, 1995, appearing in the Annual Report, which is incorporated by reference in Form 10-K of CNB Bancshares, Inc. for the year ended December 31, 1994; of our report dated May 15, 1995, on the consolidated financial statements of CNB Bancshares, Inc. (as restated for the February, 1995 acquisitions of Harrisburg Bancshares, Inc. and King City Federal Savings Bank) for the year ended December 31, 1994 in the Current Report on Form 8-K dated May 23, 1995 of CNB Bancshares, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Geo. S. Olive & Co. LLC

Geo. S. Olive & Co. LLC

Evansville, Indiana
June 15, 1995